UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

Intersections Inc. has entered into amendments effective January 24, 2006 of the following agreements with Equifax Consumer Services, Inc.: (i) the Agreement – Consumer Disclosure Service, among Intersections Inc., Equifax Consumer Services Inc., Creditcomm Services LLC and Digital Matrix Systems, Inc., dated April 7, 1997 (as amended to date); (ii) the Agreement for Credit Monitoring Batch Processing Services, among Intersections Inc., Equifax Consumer Services, Inc., and Creditcomm Services LLC, dated November 27, 2001 (as amended to date); (iii) the Master Agreement for Marketing, Operational and Cooperative Services, among Intersections Inc., Equifax Consumer Services, Inc., and Creditcomm Services LLC, dated November 27, 2001 (as amended to date).

The amendments: (1) extend the term of each of the agreements until November 26, 2008, and provide for an additional two year renewal term unless either party gives notice of nonrenewal 10 months or more prior to expiration; (2) modify certain pricing for the purchase of credit data by Intersections from Equifax; (3) modify certain exclusive purchase obligations of Intersections under the agreements; and (4) modify the termination rights of the parties under the agreements in the event of the acquisition of Intersections by certain entities.

Item 9.01      Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Amendment, effective as of January 24, 2006, of Master Agreement for Marketing, Operational and Cooperative Services with Equifax Consumer Services, Inc.
10.2	Amendment, effective as of January 24, 2006, of Agreement for Credit Monitoring Batch Processing Services with EquifaxConsumer Services, Inc.
10.3	Amendment, effective as of January 24, 2006, of Agreement—Consumer Disclosure Service with Equifax Credit Information Services, Inc.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2006

INTERSECTIONS INC. By: /s/ Ken Schwarz Ken Schwarz President, Consumer Solutions

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment, effective as of January 24, 2006, of Master Agreement for Marketing, Operational and Cooperative Services with Equifax Consumer Services, Inc.
10.2	Amendment, effective as of January 24, 2006, of Agreement for Credit Monitoring Batch Processing Services with EquifaxConsumer Services, Inc.
10.3	Amendment, effective as of January 24, 2006, of Agreement—Consumer Disclosure Service with Equifax Credit Information Services, Inc.